EXHIBIT 4.1

                        Form of Common Stock Certificate



Number  _______                                               _________   Shares

TRZ
                                    [GRAPHIC]
COMMON STOCK
PAR VALUE OF $0.01                                        CUSIP ________________

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
                                                               AND RESTRICTIONS

                                    ---------

                             TRIZEC PROPERTIES, INC.

                                    ---------

INCORPORATED UNDER THE LAWS OF                  THIS CERTIFICATE IS TRANSFERABLE
THE STATE OF DELAWARE                           IN NEW YORK, NEW YORK


This certifies that                **SPECIMEN**
                   -------------------------------------------

      is the owner of
                     -----------------------------------------


           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Trizec Properties, Inc. transferable on the records of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to all the provisions of the Certificate of Incorporation and all amendments thereto and supplements thereof. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

        In Witness Whereof the Corporation has caused this certificate to be signed by its duly authorized officers.

DATED:
      --------------------

                                                COUNTERSIGNED AND REGISTERED:
/S/
-----------------------------                   MELLON INVESTOR SERVICES LLC
SECRETARY                                       TRANSFER AGENT AND REGISTRAR

/S/
-----------------------------                   BY:----------------------------
CHIEF EXECUTIVE OFFICER                                AUTHORIZED OFFICER

                             TRIZEC PROPERTIES, INC.


The shares of Trizec Properties, Inc. (the "Corporation") represented by this certificate are subject to restrictions set forth in the Corporation's Certificate of Incorporation, as may be amended or restated from time to time (the "Certificate of Incorporation"), which prohibit in general (a) any Non-U.S. Person (other than the Special Stockholder) from Beneficially Owning shares of Equity Stock which, when aggregated with the shares of Equity Stock Beneficially Owned by all other Non-U.S. Persons would exceed 45% of the outstanding shares of Equity Stock, (b) any Person (other than the Special Stockholder) from Beneficially Owning shares of Equity Stock in excess of the Ownership Limit, and
(c) any Person from acquiring or maintaining any ownership interest in the stock of the Corporation that is inconsistent with (i) the requirements of the Code pertaining to real estate investment trusts, (ii) the qualification of the Corporation as a "domestically-controlled REIT," or (iii) the Certificate of Incorporation. Any person who attempts to own shares in violation of the ownership restrictions described in (a) through (c) above must immediately notify the Corporation. For the purposes of ownership restriction described in
(a) above, unless and until otherwise determined by the Board of Directors in accordance with procedures set forth in the Certificate of Incorporation, any acquisition of Beneficial Ownership of shares of Equity Stock by a Non-U.S. Person (other than an acquisition specifically excepted by the Certificate of Incorporation) of which the Corporation becomes aware shall be presumed to cause a violation of the 45% non-U.S. ownership limit described in (a) above. The holder of this certificate by his acceptance hereof consents to be bound by all terms and provisions, including but not limited to all limitations and restrictions outlined in this legend, of the Certificate of Incorporation. Capitalized terms used in this legend and not defined herein are defined in the Certificate of Incorporation. The Corporation will furnish without charge, to each stockholder who so requests, a copy of the relevant provisions of the Certificate of Incorporation and By-laws of the Corporation, a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or to the transfer agent named on the face hereof.

The Corporation will furnish without charge to each stockholder who so requests a statement of the designations, relative rights, preferences and limitations of the shares of each class and series of stock of the Corporation authorized to be issued and of the authority of the board of directors of the Corporation to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series of stock of the Corporation. Such request may be made to the transfer agent.

                              ---------------------

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common                      UNIF GIFT MIN ACT -
TEN ENT  -  as tenants by the entireties             ________Custodian_________
JT TEN   - as joint tenants with right of            (Minor)            (Cust)
           survivorship and not as tenants in        under Uniform Gifts to
           common                                    Minors Act___________
                                                                State)

Additional abbreviations may also be used though not in the above list.

                              ---------------------

For value received, _______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE                [ _______________________]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)
________________________________________Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint__________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:_____________________            Signature: ______________________________

                                       Signature: ______________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED

BY: _________________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.